                                                                     EXHIBIT 1.1


                                                                         5/22/98

================================================================================




                          GERBER CHILDRENSWEAR, INC.
                           (a Delaware corporation)


                       3,600,000 Shares of Common Stock




                              PURCHASE AGREEMENT




Dated: June ___, 1998

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE


PURCHASE AGREEMENT.............................................................1

  SECTION 1. Representations and Warranties....................................3
    (a) Representations and Warranties by the Company..........................3
        (i)     Compliance with Registration Requirements......................3
        (ii)    Independent Accountants........................................4
        (iii)   Financial Statements...........................................4
        (iv)    No Material Adverse Change in Business.........................5
        (v)     Good Standing of the Company...................................5
        (vi)    Good Standing of Subsidiaries..................................5
        (vii)   Capitalization.................................................6
        (viii)  Authorization of Agreement.....................................6
        (ix)    Authorization and Description of Securities....................6
        (x)     Absence of Defaults and Conflicts..............................6
        (xi)    Absence of Labor Disputes......................................7
        (xii)   Absence of Proceedings.........................................7
        (xiii)  Accuracy of Exhibits...........................................7
        (xiv)   Possession of Intellectual Property............................7
        (xv)    Absence of Further Requirements................................8
        (xvi)   Possession of Licenses and Permits.............................8
        (xvii)  Title to Property..............................................9
        (xviii) Investment Company Act.........................................9
        (xix)   Environmental Laws.............................................9
        (xx)    Registration Rights...........................................10
        (xxi)   Stabilization or Manipulation.................................10
        (xxii)  Accounting Controls...........................................10
        (xxiii) Tax Returns...................................................10
        (xxiv)  Authorization of Merger.......................................10
        (xxv)   Reorganization................................................11
    (b) Officer's Certificates................................................11

SECTION 2. Sale and Delivery to Underwriters; Closing.........................11
    (a) Initial Securities....................................................11
    (b) Option Securities.....................................................12
    (c) Payment...............................................................12
    (d) Denominations;  Registration..........................................12
    (e) Appointment of Qualified Independent Underwriter......................12

SECTION 3. Covenants of the Company...........................................13
    (a) Compliance with Securities Regulations and Commission Requests........13
    (b) Filing of Amendments..................................................13


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    (c) Delivery of Registration Statements...................................13
    (d) Delivery of Prospectuses..............................................14
    (e) Continued Compliance with Securities Laws.............................14
    (f) Blue Sky Qualifications...............................................14
    (g) Rule 158..............................................................15
    (h) Use of Proceeds.......................................................15
    (i) Listing...............................................................15
    (j) Restriction on Sale of Securities.....................................15
    (k) Reporting Requirements................................................15
    (l) Compliance with NASD Rules............................................15
    (m) Compliance with Rule 463..............................................16

SECTION 4. Payment of Expenses................................................16
    (a) Expenses..............................................................16
    (b) Termination of Agreement..............................................16

SECTION 5. Conditions of Underwriters' Obligations............................16
    (a) Effectiveness of Registration Statement...............................16
    (b) Opinion of Counsel for the Company....................................17
    (c) Opinion of Counsel for Underwriters...................................17
    (d) Officer's Certificate.................................................17
    (e) Accountants' Comfort Letters..........................................18
    (f) Bring-down Comfort Letters............................................18
    (g) Approval of Listing...................................................18
    (h) No Objection..........................................................18
    (i) Lock-up Agreements....................................................18
    (j) Reorganization .......................................................18
    (k) Conditions to Purchase of Option Securities...........................18
    (l) Additional Documents..................................................19
    (m) Termination of Agreement..............................................19

SECTION 6. Indemnification....................................................19
    (a) Indemnification of Underwriters.......................................20
    (b) Indemnification of Company, Directors and Officers....................21
    (c) Actions against Parties; Notification.................................21
    (d) Settlement without Consent if Failure to Reimburse....................22
    (e) Indemnification for Reserved Securities...............................22

SECTION 7. Contribution.......................................................22

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.....24

SECTION 9. Termination of Agreement...........................................24
    (a) Termination; General..................................................24
    (b) Liabilities...........................................................24

SECTION 10. Default by One or More of the Underwriters........................25

SECTION 11. Notices...........................................................25


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SECTION 12. Parties...........................................................25

SECTION 13. Governing Law and Time............................................26

SECTION 14. Effect of Headings................................................26

      SCHEDULES

            Schedule A - List of Underwriters............................Sch A-1
            Schedule B - Pricing Information.............................Sch B-1
            Schedule C - List of Persons Subject to Lock-up..............Sch C-1

      EXHIBITS

            Exhibit A-1 Form of Opinion of Company's Counsel.................A-1
            Exhibit A-2 Form of Opinion of Herbert Smith.....................A-2
            Exhibit B  Form of Lock-up Letter................................B-1
            Exhibit C-1 Form of Comfort Letter of Ernst & Young LLP..........C-1
            Exhibit C-2 Form of Comfort Letter of J.C. Holland & Co..........C-2
            Exhibit C-3 Form of Comfort Letter of Price Waterhouse LLP.......C-3


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
                           GERBER CHILDRENSWEAR, INC.

                            (a Delaware corporation)

                        3,600,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT


                                                                   May ___, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Furman Selz LLC
Wasserstein Perella Securities, Inc.
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      Gerber Childrenswear, Inc., a Delaware corporation (f/k/a GCIH, Inc.) (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Furman Selz LLC and Wasserstein Perella Securities, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 540,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 3,600,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 540,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

      The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-47327) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated May 19, 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      Gerber Childrenswear, Inc., a Delaware corporation, was the wholly owned subsidiary of GCIH, Inc., a Delaware corporation ("GCIH"), until June ___, 1998. Prior to the date hereof, (i) Gerber Childrenswear, Inc., a Delaware corporation, was merged with and into the Company (then called GCIH), with the Company (then called GCIH) being the surviving corporation (the "Merger"), pursuant to an agreement of merger (the "Merger Agreement"), a Certificate of Ownership and Merger was filed with the Secretary of State of the State of Delaware (the "Merger Certificate"), and GCIH changed its name to Gerber Childrenswear, Inc., (ii) the


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
Company's certificate of incorporation was amended and restated to provide for, among other things, the division of its authorized common stock into Common Stock and Class B Common Stock (the "Class B Common Stock"), with each share of Class B Common Stock having no voting rights and being convertible into one share of Common Stock, and (iii) each share of GCIH Series A Preferred Stock was exchanged into either Class B Common Stock of the Company or the right to receive cash, each share of common stock and warrants to purchase common stock of GCIH were exchanged for Common Stock, Class B Common Stock or warrants to purchase Class B Common Stock of the Company, all indebtedness of GCIH was assumed by the Company and the 10 shares of common stock of Gerber Childrenswear, Inc. held by GCIH were canceled (all of such transactions, collectively, as described in the Prospectus, the "Reorganization").

      The Company and the Underwriters agree that up to 180,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. Each of the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Auburn Hosiery Mills, Inc. and its consolidated subsidiaries at the dates indicated and the statement of income and cash flows of Auburn Hosiery Mills, Inc. and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Sport Socks Co. (Ireland) Limited and its consolidated subsidiaries at the dates indicated and the profit and loss account and cash flow statement of Sport Socks Co. (Ireland) Limited and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with Irish generally accepted accounting principles ("Irish GAAP") applied on a consistent basis throughout the periods involved and include a proper reconciliation to U.S. GAAP to the extent required by the 1933 Act and the rules and regulations thereunder. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by GCIH or the Company on any class of its capital stock.

            (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Merger Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

            (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma Adjusted" under the caption "Capitalization." The shares of issued and outstanding capital stock of the Company (including the shares of Common Stock and Class B Common Stock issued by the Company in connection with the Reorganization) have been duly authorized and are validly issued and fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (x) Absence of Defaults and Conflicts. None of the Company or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and pursuant to the Reorganization (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xi) Absence of Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all applicable federal, state and local laws relating to the payment of wages to employees (including, without limitation, the Fair Labor Standards Act, as amended).

            (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, logos, characters, trade names or other intellectual property (collectively,

      "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. All of the agreements pursuant to which the Company or any of its Subsidiaries license Intellectual Property from third parties (the "License Agreements") have been duly authorized, executed and delivered by the Company or such Subsidiary and (assuming due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Company or such Subsidiary, enforceable against the Company or such Subsidiary in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Company nor any of its Subsidiaries is in violation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any such License Agreement, nor has the Company or any of its Subsidiaries received notice from any third party that the Company or any of its Subsidiaries is in violation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any such License Agreement, except for any violation or default which, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Merger Agreement or the Registration Statement or pursuant to the Reorganization, except such as have been already obtained or as may be required under state securities laws.

            (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such

      Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than persons who have waived such rights as disclosed in the Registration Statement.

            (xxi) Stabilization or Manipulation. Neither the Company nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

            (xxii) Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP (or Irish GAAP in the case of Sport Socks (Ireland) Limited) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxiii) Tax Returns. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No material taxes have been or will be imposed on the Company in connection with the consummation of the Merger and the Reorganization.

            (xxiv) Authorization of Merger. Gerber Childrenswear, Inc. and GCIH had all necessary corporate power and authority to enter into, to perform the obligations to be performed by them under, and to consummate the transactions contemplated by the Merger, the Merger Agreement, the Merger Certificate and the Reorganization; the Merger, the Merger Agreement, the Merger Certificate and the Reorganization have each been authorized by the Gerber Childrenswear, Inc. and GCIH; the Merger Certificate has been duly executed and filed by the Company with the Secretary of State of the State of Delaware; the execution and filing of the Merger Certificate has been duly and validly authorized and approved by all necessary corporate action of Gerber Childrenswear, Inc. and GCIH; and the Merger Certificate and the Merger Agreement constitute the legal, valid and binding obligations of Gerber Childrenswear, Inc. and GCIH, enforceable against the parties thereto in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity.

            (xxv) Reorganization. All actions and proceedings required by law to be taken by Gerber Childrenswear, Inc. and GCIH in connection with the Merger and the Reorganization have been duly and validly taken; the Merger and the Reorganization have been duly and validly effected; and the issuance by the Company of shares of Common Stock pursuant to the Reorganization did not and will not require registration pursuant to the 1933 Act or the 1933 Act Regulations.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 540,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be mutually agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

            (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

            (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

            (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and (B) options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

            (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

            (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

            (m) Compliance with Rule 463. The Company will file with the Commission such information as may be required pursuant to Rule 463 of the 1933 Act Regulations as provided therein.

      SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange,
(xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities and (xii) the fees and expenses of the Independent Underwriter acting in such capacity.

      (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

            (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of each of Kirkland & Ellis, counsel for the Company, and Herbert Smith, counsel for Auburn Hosiery Mills, Inc., in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 and A-2 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

            (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (1), (3), (5) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by laws of the Company), (7), (8), (11) (solely as to the information under "Description of Capital Stock --Common Stock") and the third paragraph after clause 18 of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (e) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter in the form of Annex A-1 hereto, from J.C. Holland & Co. a letter in the form of Annex A-2 hereto and from Price Waterhouse LLP a letter in the form of Annex A-3 hereto, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. In addition, at the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP an agreed upon procedures letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to certain financial information contained in the Registration Statement and the Prospectus.

            (f) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received letters from each of Ernst & Young LLP, J.C. Holland & Co. and Price Waterhouse LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto. The Company represents that the persons listed on Schedule C hereto include all holders of securities of the Company.

            (j) Reorganization. Prior to the Closing Time, the Reorganization and the Merger, as described in the Registration Statement and the Prospectus, shall have been duly and validly effected and all corporate proceedings and legal matters incident to the Merger and the Reclassification shall be reasonably satisfactory to counsel for the Underwriters. Prior to the Closing Time, the Company shall have obtained an amendment to its Credit Facility which permits the consummation of the Reorganization and the Merger and the use of the proceeds of the offering as described in the Prospectus under "Use of Proceeds" and such amendment shall be binding on the Company.

            (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of
            Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of
            Kirkland & Ellis, counsel for the Company, and Herbert Smith, counsel for Auburn Hosiery Mills, Inc., in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for Underwriters. The favorable
            opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letters. A letter from each of Ernst &
            Young LLP, J.C. Holland & Co. and Price Waterhouse LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by Merrill Lynch by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the reservation and sale of the Reserved Securities to eligible employees of the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under
      (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the U.S. Securities.

      (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees of the Company and other offerees to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

      The Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Lani Martin, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company shall be directed to it at Gerber Childrenswear, Inc., 1333 Broadway, Suite 700, New York, New York 10018, attention of Edward Kittredge, with a copy to Kirkland & Ellis, 153 East 53rd Street, 39th Floor, New York, New York 10022, attention of Kirk Radke, Esq.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       GERBER CHILDRENSWEAR, INC.



                                       By:_____________________________
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
FURMAN SELZ LLC
WASSERSTEIN PERELLA SECURITIES, INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED


By:___________________________________
         Authorized Signatory

For itself and as Representatives of the other
Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                    Number of
                                                                     Initial
      Name of Underwriters                                         Securities
      --------------------                                         ----------
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated.............................................
Bear, Stearns & Co. Inc.......................................
Lehman Brothers Inc...........................................
Furman Selz LLC...............................................
Wasserstein Perella Securities, Inc...........................

Total.........................................................      3,600,000
                                                                    =========


                                    Sch A - 1

                                   SCHEDULE B
                           GERBER CHILDRENSWEAR, INC.

                        3,600,000 Shares of Common Stock
                           (Par Value $0.01 Per Share)



      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__________.

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch B - 2

                                   SCHEDULE C


Citicorp Venture Capital, Ltd.
CCT III Partners, L.P.
Richard M. Cashin
63 BR Partnership
Natasha Partnership
Charles E. Corpening
Michael A. Delaney
David Y. Howe
Byron L. Knief
Alchemy, L.P.
Thomas F. McWilliams
M. Saleem Muqaddam
David F. Thomas
John Weber
Lawrence R. Glenn
Citicorp Mezzanine Partners, L.P.

Edward Kittredge
Richard Solar
Stephanie B. Solar
Stephanie B. Solar as custodian for Andrew B. Solar
Stephanie B. Solar as custodian for Lisa B. Solar
David Uren
Joseph Medalie
Harvey Burak
Geraldo M. Arce
Larry L. Bateman
Charles W. Berry
George J. Boltz
Ronald C. Boone
LeeAnn Carroll
Jay R. Cope
Robert L. Gall
Bobbie C. Greene
David R. Hamilton
Kenneth R. Heatter
Earle R. Keaton
Douglas E. Klein
Christine R. Lanigan
Angela C. Lombardi


                                    Sch C - 1

Raymond R. McManus
Jacqueline D. McNulty
Jeffrey Mintz
Susan M. Vander Molen
Deanna L. Parris
John Larry Pelt
David G. Phillips
David C. Pittman
James B. Robertson
Robert P. Robertson
Marvin E. Roberts
Jeanne E. Scannell
Eugene L. Scarpa
Lee M. Schaeffer
Dwight Smith
Dale F. Tarlow
John M. Temple
Philip V. Todaro
Holly H. Waddell
Deidre A. Wahlberg
Ralph L. Wheeler
Philip R. Whitaker


                                    Sch C - 2

                                                                     Exhibit A-1


                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                  May ___, 1998



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Furman Selz LLC
Wasserstein Perella Securities, Inc.
   as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

     We are issuing this letter in our capacity as special counsel for Gerber Childrenswear, Inc. (the "Company") in response to the requirement in Section 5(b) of the Purchase Agreement dated April __, 1998 (the "Purchase Agreement") between the Company and the underwriters named in Schedule A thereto (the "Underwriters"). Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

      In connection with the preparation of this letter, we have among other things read:

      (a) the registration statement on Form S- I (Registration No. 333-47327), including all exhibits thereto, filed by the Company with the Securities and Exchange Commission (the "Commission") on March 4, 1998 for the purpose of registering the offering of the Securities under the Securities Act of 1933 (the "Securities Act") (which registration statement, as amended by pre-effective Amendments No. 1, No. 2 and No. 3 and as constituted at the time it became effective is herein called the "Registration Statement");

      (b) the Company's prospectus dated ________, 1998, covering the offering of the Securities through the Underwriters, in the form which includes the initial offering price and related terms (which prospectus is herein called the "Prospectus");

      (c)   an executed copy of the Purchase Agreement;

      (d)   a specimen certificate for the Securities;

      (e) A certified copy of resolutions adopted by the Company's Board of Directors on March 3, 1998 and April 9, 1998 and a certified copy of resolutions adopted on _________, 1998 by the Pricing Committee appointed in those Board resolutions; and

      (f) Copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Purchase Agreement.

     Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1. The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. The Company is qualified to do business and is in good standing in each jurisdiction listed on Schedule A to the opinion.

2. The Company has the corporate power to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

3.    The Company has duly authorized, executed and delivered the Purchase
      Agreement.

4. Each of the Company's domestic subsidiaries listed on Schedule B to this opinion (the "Domestic Subsidiaries") has been duly incorporated and is a corporation existing in good standing under the laws of the State of Delaware; each Domestic Subsidiary has the corporate power to own and lease its properties and to conduct its business as described in the Prospectus; to the best of our knowledge, each Domestic Subsidiary is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than pursuant to the Company's Credit Agreement; and none of the outstanding shares of capital stock of any Domestic Subsidiaries was issued in violation of preemptive rights under the terms of the statute under which the Domestic Subsidiary is incorporated, under the Domestic Subsidiary's Certificate of Incorporation or under any contractual provision of which we have knowledge.

5. The issuance of the Securities to be sold pursuant to the Purchase Agreement has been duly authorized and when appropriate certificates representing those Securities are duly countersigned by the Company's transfer agent/registrar and delivered against payment of the agreed consideration therefor in accordance with the Purchase Agreement, those Securities will be validly issued, fully paid and nonassessable and no holder of the

      Securities is or will be subject to personal liability by reason of being such a holder. The issuance of those Securities is not subject to any preemptive rights under the terms of the statute under which the Company is incorporated, under the Company's Certificate of Incorporation or under any contractual provision of which we have knowledge.

6. The Company's authorized capital stock (including its authorized common stock) is as set forth under the heading "Capitalization" in the Prospectus and conforms in all material respects to the description of the terms thereof contained under the heading "Description of Capital Stock" in the Prospectus. All of the shares of issued and outstanding capital stock of the Company (including the shares of Common Stock issued in connection with the Reorganization and the Merger) have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive rights under the terms of the statute under which the Company is incorporated, under the Company's Certificate of Incorporation or under any contractual provision of which we have knowledge.

7. A member of the Commission's staff has advised us by telephone that the Commission's Division of Corporation Finance, pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on [insert effective date] (the "Effective Date"); any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

8. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

9. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange.

10. There is no legal or governmental proceeding that is pending or, to our knowledge, threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described. We have no knowledge about any contract to which the Company or any of its subsidiaries is a party or to which any of its property is subject that has caused us to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

11. The information in the Prospectus under "Description of Capital Stock," and "Certain Federal Income Tax Considerations", to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

12. To the best of our knowledge, the Company and the Domestic Subsidiaries are not in violation of their respective charters or bylaws.

13. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State, which has been completed, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Merger Agreement or for the offering, issuance or sale of the Securities or the consummation of the Reorganization and the Merger.

14. The Company's execution and delivery of the Purchase Agreement and the Merger Agreement, the Company's performance of its obligations in the Purchase Agreement and the Merger Agreement, and the Company's sale of the Securities to you in accordance with the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and pursuant to the Merger and the Reorganization (including the use of the proceeds from the sale of the Securities as described in the Prospectus under "Use of Proceeds" do not (i) violate the Company's Certificate of Incorporation or Bylaws or (ii) constitute a violation by the Company of any applicable provision of any law, statute or regulation, judgment, order or decree (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement would be permitted) or (iii) whether with or without the giving of notice or lapse of time or both, breach, or result in a default under, any existing obligation under any of the agreements listed on Schedule C to this Opinion or filed as any of the following exhibits to the Registration Statement (provided that we express no opinion as to compliance with any financial test or cross-default provision (insofar as it relates to a default under an agreement not enumerated below or listed on Schedule C) in any such agreement): Exhibits 4.2, 10.1-10.21.

15. To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1993 Act other than registration rights which have been waived.

16. The Merger Agreement has been duly authorized, executed and delivered by each of GCIH and GCI and constitutes a valid and binding obligation of each of GCIH and GCI, enforceable against GCIH and GCI in accordance with its terms.

17. The Company is not, and after the application of the proceeds from the sale of the Common Stock as described in the Prospectus under "Use of Proceeds," will not be, an investment company as such term is defined in the 1940 Act.

18. All actions and proceeds required by law to be taken by GCIH and GCI in connection with the Merger and the Reorganization have been duly and validly taken; the Reorganization and the Merger have been duly and validly effected; and the issuance by the Company of shares of Common Stock pursuant to the Reorganization did not and will not require registration pursuant to the 1933 Act or the 1933 Act Regulations.

                                      * * *

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraphs 6 and 12 above.

     We can, however, confirm that we have participated in conferences with representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent accountants for the Company during which disclosures in the Registration Statement and Prospectus and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company.

     Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder, and in reaching our conclusions as to materiality, relying to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, on factual information provided by officers of our clients, we can, however, advise you that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement at its Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus at the date it bears or on the date of this letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the Effective Date, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-1.

                                      * * *

     Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

      We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumptions with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

      In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; (iv) certificates and statements from officers of the Company as to the existence of contracts, contingencies and other information; and (v) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

      We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the knowledge at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent other than insubstantial time representing the Company.

      Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware, and/or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement

      This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

      This letter may be relied upon by the Underwriters pursuant to the Purchase Agreement. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.


                                       KIRKLAND & ELLIS

                                   Schedule A

                             Foreign Qualifications

Arizona
California
Illinois
Maine
Massachusetts
New York
North Carolina
South Carolina
Pennsylvania
Texas


                                   Schedule B

                              Domestic Subsidiaries


Auburn Holdings, Inc.
GCI IP Sub, Inc.

                                   Schedule C

                                    Contracts

      1) 8/15/92, License Agreement, between the Coca-Cola Company and Auburn Hosiery Mills, 8/15/92, License Agreement, between the Coca-Cola Company and Sport Socks Co. (Ireland) Ltd. 3/21/97, Benelux License Agreement, between the Coca-Cola Company and Sport Socks Co. (Ireland) Ltd.

      2) 1/l/91, License Agreement between Converse Inc. and Converse Accessories, Inc., as amended on 1/l/91, 10/2/91, 7/2/93, 11/13/95, 9/8/97, and
9/15/97; and 10/1/97, Assignment of Converse License Agreement, by Converse Accessories, Inc. to Auburn Hosiery Mills, Inc.

      3) 7/31/96, Trademark Sub-License Agreement, among Dunlop Slazenger Group Limited, Dunlop Slazenger International Limited and Taramand Limited (Irish company known as Euro Sports Socks Co.); and 10/l/97, Assignment of Dunlop Trademark Sublicense, by Euro Sport Socks Company Ltd. (formerly Taramand Limited), to Sport Socks Company (Ireland) Limited.

      4) 3/12/98, License Agreement between the Warner Brothers Division of Time Warner Entertainment Co., L.P. and Gerber Childrenswear, Inc.

      5) 11/14/84, Licensing Agreement, between Frederica Coates and The Kendall Company; 11/29/89, Letter Agreement between Frederica Coates and Gerber Childrenswear, Inc., 8/28/95, License for Patents for Pinless Cloth Diapers from Frederica Coates to Soft Care Apparel.

      6) 12/17/97, Security Agreement among GCI and Auburn (Borrowers), GCIH, Inc. and certain subsidiaries of the Parent and the Borrowers, and NationsBank, N.A. (Collateral Agent) for the lenders from time to time party to the Credit Agreement (The Lenders); 12/17/97, Pledge Agreement among GCI and Auburn (Borrowers), GCIH, Inc. and certain subsidiaries of the Parent and the Borrowers, and NationsBank, N.A. (Collateral Agent) for the lenders from time to time party to the Credit Agreement (The Lenders).

      7) 1/19/96, Restated Certificate of Incorporation of GCIH, Inc., as amended; 1/19/96, Amended and Restated Bylaws of GCIH, Inc.

      8) 1/1/89, Loan Agreement between the County of Logan, Kentucky and AHM 3/1/89, Loan Agreement between The County of Logan, Kentucky and AHM; 1/12/90, Reimbursement Agreement I between AHM and Sovran Bank/Central South pursuant to Trust Indenture dated 3/1/89; 1/12/90, Reimbursement Agreement II between AHM and Sovran Bank/Central South pursuant to Trust Indenture dated 3/1/89; 1/12/90, Reimbursement Agreement III between AHM and Sovran Bank/Central South pursuant to Trust Indenture dated 10/1/89; 1/12/90, Reimbursement Agreement IV between AHM and Sovran Bank/Central South pursuant to Trust Indenture dated 3/1/89; 1/12/90, Pledge and Security Agreement between AHM and Sovran Bank/Central South pursuant to Reimbursement Agreement I.

      9) Agreements between Sports Socks and National Irish Bank, dated 5/28/96, 2/5/97 and 4/22/97, 8/27/96 floating charge between National Irish Bank Limited and Sport Socks, 8/27/96 mortgage between National Irish Bank Limited and Sport Socks.

      10) Grant Agreements between Sports Socks and Auburn and the Industrial Development Authority, 12/14/95 grant agreement, 12/10/93 grant agreement as supplemented by a 4/11/95 letter, 8/4/92 grant agreement as supplemented by letters dated 9/16/94 and 11/14/94, 1/19/90 grant agreement as amended by the 9/25/92 amendment, and 7/21/97 agreement to purchase land.

      11) 12/17/97, Senior Subordinated Note of GCI and Auburn issued to Citicorp Mezzanine Partners L.P.

      12) 1/22/96, Stockholders Agreement, among GCIH, Inc., CVC, CMP, CCT III, Ed Kittridge, Richard Solar, David Jones, David Uren, Lawrence Glenn, Richard Cashin, 63 BR Partnership, Charles Corpening, Michael Delaney, David Howe, Byron Knief, Alchemy, L.P., M. Saleem Muqaddam, David Thomas, and John Weber.

      13) 1/22/96, Registration Rights Agreement, among GCIH, Inc., CVC, CMP, CCT III, Ed Kittridge, Richard Solar, David Jones, David Uren, Lawrence Glenn, Richard Cashin, 63 BR Partnership, Charles Corpening, Michael Delaney, David Howe, Byron Knief, Alchemy, L.P., M. Saleem Muqaddam, David Thomas, and John Weber.

      14) 1/22/96, Warrant Agreement, between Citicorp Mezzanine Partners, L.P. and GCIH, Inc., 1/22/96, Warrant issued to CMP permitting the purchase of 191,250 shares of Class D Common Stock at $.01 per share.

      15) 2/28/97, Representative Securities Purchase Agreement, Among GCIH, Harvey Burak and CVC.

                                                                     Exhibit A-2


                        FORM OF OPINION OF HERBERT SMITH
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


      1) Auburn Hosiery Mills, Inc. ("Auburn") has been duly incorporated and is validly existing as a corporation in good standing under the laws of Kentucky, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on Auburn's financial condition and results of operations.

      2) All of the issued and outstanding shares of capital stock of Auburn have been duly authorized and validly issued and are fully paid and non-assessable and, to the best of our knowledge, is owned by Gerber Childrenswear, Inc., directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of Auburn was issued in violation of the preemptive or similar rights of any securityholder of Auburn.

      3) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which Auburn is a party, or to which the property of Auburn is subject, which might reasonably be expected to result in a material adverse effect on Auburn's financial condition and results of operations.

                                                                       Exhibit B


______________, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Furman Selz LLC
Wasserstein Perella Securities, Inc.
as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

      Re: Proposed Public Offering by Gerber Childrenswear, Inc.

Dear Sirs:

      The undersigned understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., Lehman Brothers Inc., Furman Selz LLC, and Wasserstein Perella Securities, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with Gerber Childrenswear, Inc., a Delaware corporation (the "Company") providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.


                                    Very truly yours,



                                    Signature:  ______________________________

                                    Print Name: ______________________________

                                                                     Exhibit C-1


                   FORM OF COMFORT LETTER OF ERNST & YOUNG LLP
                            PURSUANT TO SECTION 5(e)


            (i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

            (ii) In our opinion, the audited financial statements and the related financial statement schedules of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

            (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended April 4, 1998 and April 4, 1997 (the "quarterly financials"), a review of the quarterly financials in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the committees of the Company's Board of Directors and any subsidiary committees since January 1, 1998, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                  (1) the quarterly financials included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or any material modifications should be made to the quarterly financials included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (2) at a specified date not more than five days prior to the date of this Agreement, there was any change in the total shareholder equity of the Company and its subsidiaries or any decrease in the consolidated net current assets of the Company and its subsidiaries or any increase in long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred; or

                  (3) for the period from April 4, 1998 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in total net sales, total consolidated income before extraordinary items or consolidated net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred;

            (iv) Based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

            (v) We have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and, on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Item 402 of Regulation S-K;

            (vi) We are unable to and do not express any opinion on the Pro Forma Statement of Operations (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

                  (A) read the Pro Forma Statement;

                  (B) performed an audit of the Company's financial statements to which the pro forma adjustments were applied;

                  (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                  (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement;

      and on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

            (vii) In addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                                                                     Exhibit C-2


                  FORM OF COMFORT LETTER OF J.C. HOLLAND & CO.
                            PURSUANT TO SECTION 5(e)



            (i) We are independent public accountants with respect to Auburn Hosiery Mills, Inc. within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

            (ii) In our opinion, the audited financial statements and the related financial statement schedules of Auburn Hosiery Mills, Inc. included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

            (iii) In addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of Auburn Hosiery Mills, Inc.

                                                                     Exhibit C-3


                 FORM OF COMFORT LETTER OF PRICE WATERHOUSE LLP
                            PURSUANT TO SECTION 5(e)


            (i) We are independent public accountants with respect to Sport Socks Co. (Ireland) Limited within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

            (ii) In our opinion, the audited financial statements and the related financial statement schedules of Sport Socks Co. (Ireland) Limited included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

            (iii) In addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of Sport Socks Co. (Ireland) Limited.


                                       C-3